UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2017

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California		92807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

EACO Corporation (the “Company”) and Bisco Industries, Inc., the Company’s wholly-owned subsidiary (“Bisco”), entered into a Change in Terms Agreement (“Amendment”) on May 19, 2017 with its lender, Community Bank (the “Lender”) to amend Bisco’s line of credit with the Lender, which is evidenced by that certain Promissory Note dated July 16, 2016, as amended (the “Note”). Pursuant to the Amendment, the maturity date of the Note was extended from March 1, 2018 to March 1, 2019 and certain covenants were removed from the Note.

As previously reported, the Company entered into a Purchase Agreement for Real Property and Escrow Instructions (the “Purchase Agreement”) with a trust beneficially owned and controlled by Mr. Glen F. Ceiley, the Company’s Chief Executive Officer, Chairman of the Board and major stockholder (the “Trust”). Pursuant to the Purchase Agreement, the Trust agreed to sell the real property located at 1500 North Lakeview Avenue, Anaheim, California (the “Existing Property”), which currently houses the Company’s corporate headquarters and Anaheim distribution center. In connection with this Amendment, Bisco borrowed an additional $5.0 million under the Note, which was used to fund part of the purchase price of the Existing Property. Bisco’s purchase of the Existing Property was completed on May 19, 2017 in accordance with the terms of the Purchase Agreement previously disclosed.

In addition, on May 19, 2017, Bisco also entered into a new Commercial Security Agreement, a Deed of Trust and an Assignment of Leases and Rents with the Lender to secure Bisco’s obligations under the Note. Pursuant to these agreements, Bisco granted Lender a security in substantially all of Bisco’s assets, including, among other things, the Existing Property and all personal property, and assigned and granted a security interest to Lender in all rents, income, profits, proceeds and other benefits from the Existing Property.

The foregoing descriptions of the Amendment, Commercial Security Agreement, the Deed of Trust and the Assignment of Leases and Rents do not purport to be complete and are qualified in their entirety by reference to the Amendment, the Commercial Security Agreement, the Deed of Trust and the Assignment of Rents, which are attached to this report as exhibits and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Change in Terms Agreement among Community Bank, the Company and Eaco, dated May 11, 2017, which was entered into on May 19, 2017.

10.2	Commercial Security Agreement among Community Bank, the Company and Eaco, dated May 11, 2017, which was entered into on May 19, 2017.

10.3	Deed of Trust between Community Bank and Bisco dated May 15, 2017, which was entered into on May 19, 2017.

10.4	Assignment of Leases and Rents between Community Bank and Bisco dated May 15, 2017, which was entered into on May 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017	EACO CORPORATION

/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer